UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 3, 2017

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55596	99-0384160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01	Regulation FD Disclosure.

Lawsuit Against Jerome Dewald and Skip Sanzeri

On July 14, 2017, the Company and its Chief Executive Officer, Daniel Yazbeck, filed a complaint in Superior Court of California against Jerome Dewald, Skip Sanzeri and twenty-five (25) persons or entities whose true identities are currently unknown to the Company (collectively, the “Defendants”). Mr. Sanzeri was the Chief Operating Officer of the Company in 2014 and 2015. The Defendants allegedly made false statements about the Company, its products, and Mr. Yazbeck on online investor platforms and at investor events. In addition, the Defendants allegedly, by sending a demand letter for $205,000, attempted to extort money from the Company. Based on these alleged actions, the causes of action in the lawsuit are: (i) trade libel; (ii) defamation; (iii) false light; (iv) intentional interference with prospective business relations; (v) negligent interference with prospective business relations; (vi) intentional interference with contract; (vii) unfair competition pursuant to a California statute; (viii) civil extortion; and (viii) breach of fiduciary duty. The Company is seeking general damages of $29 million, special damages, punitive damages, an injunction to prevent the Defendants from engaging in the unlawful and unfair business practices alleged in the complaint, and reasonable attorneys’ fees and court costs.

Crown Bridge Conversion of Promissory Note

On November 14, 2016, the Company entered into a Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $35,000 (the “Note”) with Crown Bridge Partners, LLC (“Crown”) pursuant to which Crown funded $31,500 to the Company after the deduction of a $3,500 original issue discount and $1,500 for legal fees. The Note bore interest at the rate of 8% and was to be repaid on or before November 14, 2017 (the “Maturity Date”). Through 180 days after the date of the Note’s issuance (the “Prepayment Deadline”), the Company could repay the Note at a premium to the amount outstanding at the time of prepayment (as determined in the Note). The Note was able to be converted by Crown at any time after the six (6) month anniversary of the Note into shares of the Company’s common stock at a conversion price equal to 50% of the market price (as determined in the Note).

On April 30, 2017, the Company sent an initial payoff request to Crown so that it could repay the amount due pursuant to the Note (including all penalties and interest) prior to the Prepayment Deadline. Subsequently, between May 9th and June 4th, the Company sent further requests for such wire instructions. Despite such requests, on July 3, 2017, Crown converted $36,749.04 (the entire amount due pursuant to the Note including all penalties and interest) into 14,699,616 shares of the Company’s common stock. In light of the Company’s notification required in the SPA to repay the Note pursuant to its terms, the Company believes Crown may have breached the terms of the Note.

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: July 17, 2017	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

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